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Exhibit 99.3

        WASHINGTON PRIME GROUP, L.P.

Exchange Offer for
$250,000,000 aggregate principal amount of 3.850% Senior Notes due 2020
(CUSIP Nos. 939648 AA9 and U93893 AA0)
for
$250,000,000 aggregate principal amount of 3.850% Senior Notes due 2020
(CUSIP No. 939648 AB7)
that have been registered under the Securities Act
pursuant to the Prospectus, dated                                    , 2015

            , 2015

To:
Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        Washington Prime Group, L.P., an Indiana limited partnership (the "Issuer"), is offering, upon and subject to the terms and conditions set forth in the prospectus dated                                    , 2015 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") an aggregate principal amount of up to $250,000,000 of its 3.850% Senior Notes due 2020 which have been registered under the Securities Act of 1933, as amended, for a like principal amount at maturity of their issued and outstanding 3.850% Senior Notes due 2020 (the "Outstanding Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement dated as of March 24, 2015, by and among the Issuer and the several initial purchasers named therein.

        We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing the following documents:

  1.
  Prospectus dated                                    , 2015;

  2.
  The Letter of Transmittal for your use and for the information of your clients;

  3.
  A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Outstanding Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent referred to below prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

  4.
  A form of letter which may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

  5.
  Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                                    , 2015 UNLESS EXTENDED BY THE ISSUER (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

        To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Outstanding Notes, or a timely book-entry confirmation of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        If a registered holder of Outstanding Notes desires to tender, but such Outstanding Notes are not immediately available, or time will not permit such holder's Outstanding Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer—Guaranteed Delivery Procedures."

        The Issuer will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Outstanding Notes held by them as nominee or in a fiduciary capacity. The Issuer will pay or cause to be paid all stock transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, except as set forth in the Instructions in the Letter of Transmittal.

        Any requests for additional copies of the enclosed materials should be directed to U.S. Bank National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,
WASHINGTON PRIME GROUP, L.P.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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  Exhibit 99.3
Exchange Offer for $250,000,000 aggregate principal amount of 3.850% Senior Notes due 2020 (CUSIP Nos. 939648 AA9 and U93893 AA0) for $250,000,000 aggregate principal amount of 3.850% Senior Notes due 2020 (CUSIP No. 939648 AB7) that have been registered under the Securities Act pursuant to the Prospectus, dated , 2015